As Filed With The Securities And Exchange Commission On August 24, 2009

Registration No. 333-157560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMMERCE BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation or Organization)

43-0889454

(I.R.S. Employer Identification No.)

1000 Walnut

Kansas City, Missouri 64106

(816) 234-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_________________
Jeffery D. Aberdeen
Controller
1000 Walnut
Kansas City, Missouri 64106
(816) 234-2000

 (Name And Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service Of Process)

_________________

Copies To:

James L. Swarts, Esq. Commerce Bancshares, Inc. 1000 Walnut Kansas City, Missouri 64106 (816) 234-2000	Dennis P. Wilbert, Esq. Jeffrey T. Haughey, Esq. Husch Blackwell Sanders LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

_________________

DEREGISTRATION OF SECURITIES

On February 27, 2009, Commerce Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-157560) (as amended and supplemented, the “Registration Statement”).  The Registration Statement registered shares of common stock of the Company for an aggregate offering price not to exceed $200,000,000.

The Company has decided to deregister all of the shares of common stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date.  In accordance with an undertaking of the Company contained in the Registration Statement and as required by Item 512(a)(3) of Regulation S-K, the Company hereby files this post-effective amendment (“Post-Effective Amendment No. 1) to the Registration Statement to remove any of the shares of common stock of the Company being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Commerce Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on August 7, 2009.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by Jeffery D. Aberdeen for himself and as attorney-in-fact for each of the other persons named below, in the capacities indicated on August 7, 2009.

Signature	Title

*	Chairman of the Board, President and Chief
David W. Kemper	Executive Officer (Principal Executive Officer)

/s/ Charles G. Kim	Chief Financial Officer (Principal Financial Officer)
Charles G. Kim

/s/ Jeffery D. Aberdeen	Controller (Principal Accounting Officer)
Jeffery D. Aberdeen

*	Director
John R. Capps

Director
W. Thomas Grant, II

*	Director
James B. Hebenstreit

*	Director
Jonathan M. Kemper

*
Thomas A. McDonnell	Director

*	Director
Terry O. Meek

*	Director
Benjamin F. Rassieur, III

Director
Dan C. Simons

*	Director
Andrew C. Taylor

*	Director
Kimberly G. Walker

*	Director
Robert H. West

By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Attorney-in-Fact
as attorney-in-fact for the above officers and directors marked by an asterisk

EXHIBIT INDEX

Exhibit Number.	Description

Exhibit 24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (Registration No. 333-157560) filed February 27, 2009).